Memorandum

To: **Lindsay Gorrill, JayHawk Energy Inc.**
David Kahn, DK True Energy Development Limited

From: **Dennis J. Lisack, Alec Towne and Company – Consultant**

Date: **November 2, 2009**

Topic: **Agreement Revision**

Dennis Lisack met with Lindsay Gorrill on October 30, 2009 in Pittsburg, KS for the purpose of revising the Agreement between JayHawk Energy Inc and DK True Energy Development Limited (DKTED) originally executed in August 2009 and secured with a payment of $50,000 made to JayHawk Energy by DKTED. The Agreement contains a variety of cash payments to JayHawk Energy along with other work commitments by which an 85% WI can be earned by DKTED in two "projects" held by JayHawk Energy in Bourbon and Crawford Counties, Kansas and referred to in the Agreement as the Uniontown Project and the Girard Project. JayHawk Energy currently has a 100% WI in these two projects.

That Agreement was verbally amended near the end of September 2009 as follows: the payment schedule requiring that two payments of $100,000/each be due and payable to JayHawk Energy from DKTED on October 1 2009 and November 1 2009 respectively was amended such that one/each payment of $75,000 was due on October 1 2009, which payment was made in a timely fashion, with two subsequent payments of $62,500/each due on November 1 and December 1 2009.

The new revisions to that agreement as negotiated by Lindsay Gorrill acting on behalf of JayHawk Energy Inc and Dennis J. Lisack acting as a consultant to DKTED are as follows:

1. The Uniontown Project is hereby excluded from the Agreement.

2. DKTED can earn a 42.5% WI in the Girard Project retroactive to November 1, 2009 by making a payment of $62,500 to JayHawk Energy via wire transfer on or before November 4, 2009 and a second payment of $62,500 also via wire transfer to JayHawk Energy on or before December 1, 2009.

3. DKTED will become the "operator" of the Girard Project at the time the second payment is made and the 42.5% WI assigned by JayHawk Energy while continuing to pay 100% of the project costs.

4. After presenting evidence that $200,000 has been expended in project costs and improvements, DKTED will then be granted an option by JayHawk Energy, to be exercised within 9 (nine) months of issuance, allowing DKTED to acquire an additional 42.5% WI by paying to JayHawk Energy the sum of $250,000 cash. If exercised, then JayHawk Energy will be left with a 15% WI and future project costs will be shared 85%/15% between DKTED and JayHawk Energy.

5. If DKTED chooses NOT to exercise this option within nine months of issuance, then the DKTED working interest will be reduced to 35% and JayHawk will become the operator of the Girard project with a project cost sharing of 35%/65% between DKTED and JayHawk Energy respectively.

6. The AMI is hereby reduced to include only the Girard Project and its lease base as of September 1, 2009 plus any new leases requiring the services of the gas pipeline. All other provisions related to possible further resource development are similarly affected by the reduction and restriction of the AMI to the existing Girard lease base and any new pipeline related new leases and equally affect both parties. This reduction in the AMI does not prevent the two parties from approaching the other party voluntarily with an offer to participate at some future date.

7. JayHawk Energy will retain and pay for a professional pipeline consultant to evaluate the condition of the pipeline and make recommendations for its improvement within 60-days of the acceptance of these revisions to the Agreement.

   JayHawk Energy and DKTED agree to consult with one another after the report is received to evaluate the improvements discussed in the report in order to determine which improvements should be implemented as well as the timing and scale of those improvements. As part of that process, DKTED will provide JayHawk Energy with regular and timely updates and projections for its anticipated production based on its fieldwork to assist JayHawk in meeting the gas gathering and compression needs of the Girard Project.

   It is in the interest of both parties to (1) maximize production at the (2) lowest cost possible since (1) JayHawk benefits from increased volume in the pipeline while (2) DKTED absorbs the operating costs by the terms of the Agreement.

8. All other terms and conditions remain the same as described in the original Agreement.

This agreement may be executed in counterpart. Each party shall be entitled to hold a counterpart bearing an original signature (scanned signatures are accepted) of the other party.

Agreed to this 2nd day of November 2009 by:

Lindsay Gorrill, for JayHawk Energy Inc.

David Kahn, for DK True Energy Development Limited